Exhibit 23.1

Moores Rowland Mazars
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated January 13, 2006 relating to the financial statements for the period ended September 30, 2005, which appear in the Annual Report on Form 10-K of Sun New Media Inc. dated January 13, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Chartered Accountants
Certified Public Accountants
Hong Kong
March 31,2006